UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2008

Imagin Molecular Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-29449	13-4099008
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 W. Chestnut Street, #315 Hinsdale, Illinois 60521
(Address of principal executive office, including zip code)

(630) 371-5583
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 28, 2008 management of Imagin Molecular Corporation (“the Company”) concluded that the Company’s audited consolidated financial statements for the year ended December 31, 2007 and its unaudited consolidated financial statements for each of the quarterly periods ended September 30, 2007, March 31, 2008 and June 30, 2008 will be restated to correct an error in the Company’s accounting method for an investment in the securities of Positron Corporation (“Positron”). The company’s Chief Financial Officer and member of the Board of Directors has discussed the matters in this Report with the Company’s independent registered public accounting firm, Frank L. Sassetti & Co.

On September 30, 2006 the Company converted $818,066 of principal and interest outstanding on the Series D Convertible Promissory Notes and the 770,000 Shares of Series C Preferred Stock into 762,358 shares of Positron’s Series B Convertible Preferred Stock, par value $1.00 per share (the “Series B”) and subsequently converted 40,000 Series B Preferred Stock into 4,000,000 shares of Positron common stock, par value $0.01.  Each share of Series B is convertible into 100 shares of Positron common stock and has 100 votes on all matters which Positron shares are entitled to vote.  Due to the restrictions on sale or transfer of these securities and the significant number of underlying common shares relative to the issuers’ outstanding common shares, management believes that any adjustment of its investment to fair value under FAS 115 would result in an overstatement of the value of the investment. As such the securities were initially valued at the previous carrying value of the note receivable and accrued interest at the date of conversion and carried at that value through June 30, 2007  However, in considering the guidance of paragraph 17 of APB 18 with respect to the investment in Positron, and certain events and transactions beginning in the third quarter of 2007 (see discussion below) as well as the current relationship between the Company and Positron, during the third quarter of 2007  the Company adopted the equity method of accounting with respect to the Positron securities

Despite holdings of less than 20% of the voting stock of Positron, management believes that events and transactions occurring during the second half of 2007 and continuing into 2008 have given the Company the ability to exercise an increasing degree of influence over certain operating and financial policies.  The events and transactions include advances of funds in the form of notes receivable by the Company to Positron beginning in July 2007 and totaling $2,204,896 including accrued interest at June 30, 2008. The notes receivable are collateralized by Positron common stock.  In addition to the financing, on January 2, 2008 Corey Conn, who serves as Chief Financial Officer for both companies, was elected to the Positron Board of Directors. The two companies share one other common director; however Positron has four directors that are not members of the Company’s Board.

Adoption of the equity method of accounting for the Positron securities has resulted in decreases to the Company’s total assets and increases in its accumulated deficit, net losses and net loss per share for the periods impacted.  Accordingly, the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and the  unaudited consolidated financial statements for each of the quarterly periods ended September 30, 2007, March 31, 2008 and June 30, 2008 should not be relied upon. The Company intends to effect the restatement through promptly filing an amended Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and amended quarterly reports for each of the quarterly periods ended September 30, 2007, March 31, 2008 and June 30, 2008.

Impact on Previously Issued Financial Statements

The following table summarizes the impact of the restatement for the year ended December 31, 2007:

	As Reported	Adjustment	Restated
	December 31, 2007		December 31, 2007

Net loss	$(439,189)	$(219,480)	$(658,669)
Basic and diluted loss per share	$(0.0055)	$(0.0027)	$(0.0082)

Balance Sheet As December 31, 2007
Total Assets	$3,287,517	$(219,480)	$3,068,037
Accumulated deficit	$(2,397,912)	$(219,480)	$(2,617,392)

The following table summarizes the impact of the restatement for the three and nine months ended September 30, 2007:

	Three Months Ended Sept. 30,2007			Nine Months Ended Sept. 30,2007
	As Reported	Adjustment	Restated	As Reported	Adjustment	Restated
	Sept 30, 2007		Sept 30, 2007	Sept 30, 2007		Sept 30, 2007

Net loss	$(105,005)	$(61,531)	$(166,536)	$(424,662)	$(61,531)	$(486,193)
Basic and diluted loss per share	$(0.0012)	$(0.0007)	$(0.0019)	$(0.0055)	$(0.0009)	$(0.0064)

Balance Sheet As Of September 30, 2007	As Reported	Adjustment	Restated
Total Assets	$2,677,536	$(61,531)	$2,616,005
Accumulated deficit	$(2,383,385)	$(61,531)	$(2,444,916)

The following table summarizes the impact of the restatement for the three months ended March 31, 2008:

	As Reported	Adjustment	Restated
	March 31, 2008		March 31, 2008

Net income (loss)	$21,164	$(41,298)	$(20,134)
Basic earnings (loss) per share	$0.0002	$(0.0004)	$(0.0002)
Diluted earnings (loss) per share	$0.0001	$(0.0003)	$(0.0002)

Balance Sheet As March 31, 2008
Total Assets	$3,624,515	$(260,778)	$3.363,737
Accumulated deficit	$(2,376,748)	$(260,778)	$(2,637,526)

The following table summarizes the impact of the restatement for the three and six months ended June 30, 2008:

	Three Months Ended June 30,2008			Six Months Ended June 30, 2008
	As Reported	Adjustment	Restated	As Reported	Adjustment	Restated
	June 30, 2008		June 30, 2008	June 30, 2008		June 30, 2008

Net income (loss)	$41,727	$(69,513)	$(27,786)	$62,891	$(110,811)	$(47,920)
Basic earnings (loss) per share	$.0004	$(0.0007)	$(0.0003)	$.0007	$(0.0012)	$(0.0005)
Diluted earnings (loss) per share	$.0002	$(0.0005)	$(0.0003)	$.0004	$(0.0009)	$(0.0005)

Balance Sheet As Of June 30, 2008	As Reported	Adjustment	Restated
Total Assets	$4,097,887	$(330,291)	$3,767,596
Accumulated deficit	$(2,335,021)	$(330,291)	$(2,665,312)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGIN MOLECULAR CORPORATION

Date: November 6, 2008	By:	/s/ Corey N. Conn
Corey N. Conn
Chief Financial Officer